Exhibit 99.1

Report of Independent Auditors

The Board of Directors

Summit Hotel Properties, Inc.

We have audited the accompanying combined financial statements of the White Lodging Portfolio (the Portfolio), which comprise the combined balance sheets as of December 31, 2012 and 2011, and the related combined statements of operations, owners’ equity in hotels, and cash flows for the years ended December 31, 2012, 2011, and 2010, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of White Lodging Portfolio at December 31, 2012 and 2011, and the combined results of its operations and its cash flows for the years ended December 31, 2012, 2011, and 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Austin, Texas

May 10, 2013

White Lodging Portfolio

Combined Balance Sheets

	December 31		March 31
	2012	2011	2013
			(Unaudited)
Assets
Investments in hotel properties, at cost:
Land	$13,442,390	$13,442,390	$13,442,390
Buildings and improvements	69,798,455	69,798,454	69,798,455
Land improvements	877,296	877,296	877,296
Furnishings and equipment	17,533,631	17,305,031	17,555,550
Accumulated depreciation	(17,833,453)	(13,057,534)	(19,028,366)
	83,818,319	88,365,637	82,645,325

Cash and cash equivalents	3,848,668	6,709,081	5,919,326
Restricted cash	4,721,610	3,163,884	4,856,890
Accounts receivable	244,211	246,627	361,977
Prepaid expenses	98,606	87,931	74,897
Franchise fees, net	256,340	272,060	252,411
Deferred loan costs, net	387,667	515,049	284,376
Inventory	100,995	100,786	97,387
Deposits	54,219	60,794	62,038
Total assets	$93,530,635	$99,521,849	$94,554,627

Liabilities and owners’ equity
Accounts payable	$115,974	$127,950	$143,769
Accrued payroll and payroll taxes	286,085	244,030	269,223
Due to affiliated company	328,594	376,372	379,317
Accrued property taxes	510,494	910,945	863,399
Fair value of interest rate swaps	474,824	1,336,140	318,927
Mortgages payable	74,476,860	79,110,807	73,968,333
Other accrued expenses	751,917	993,044	1,337,625
Total liabilities	76,944,748	83,099,288	77,280,593
Total owners’ equity	16,585,887	16,422,561	17,274,034
Total liabilities and owners’ equity	$93,530,635	$99,521,849	$94,554,627

See accompanying notes.

White Lodging Portfolio

Combined Statements of Operations

	Year Ended December 31			Three Months Ended March 31
	2012	2011	2010	2013	2012
				(Unaudited)
Revenue:
Rooms	$24,486,938	$20,903,648	$16,116,873	$6,036,592	$6,004,334
Food and beverage	369,440	342,485	234,750	95,944	198,373
Telephone	16,040	26,283	17,341	3,124	4,367
Vending, rent, and other	771,133	637,222	535,670	201,626	50,521
Total revenue	25,643,551	21,909,638	16,904,634	6,337,286	6,257,595

Department expense:
Rooms	4,748,338	4,181,435	3,237,580	1,133,772	983,001
Food and beverage	308,923	289,437	235,687	84,911	81,914
Telephone	102,221	111,304	107,184	25,489	21,807
Vending, rent, and other	298,806	135,947	109,907	88,528	31,148
Total department expense	5,458,288	4,718,123	3,690,358	1,332,700	1,117,870

Operating expenses:
Administrative and general	1,677,549	1,573,830	1,426,322	444,830	381,554
Sales and promotion	1,921,827	1,722,896	1,378,579	495,744	534,456
Franchise fees	907,280	706,152	380,406	225,335	159,217
Utilities	1,190,588	1,135,967	959,605	259,693	289,579
Repair and maintenance	673,971	600,478	500,366	196,392	154,910
Property tax	1,350,045	1,279,197	1,087,552	352,905	316,364
Property insurance	166,484	167,573	158,091	40,908	40,903
Management fees	897,524	766,836	591,662	221,805	219,066
Depreciation and amortization	5,180,760	5,008,490	4,638,142	1,300,910	1,275,022
Interest expense	3,739,724	3,566,944	3,055,602	904,187	900,649
Preopening expenses	—	—	575,062	—	—
Other	97,501	92,395	41,960	29,628	46,985
Total operating expenses	17,803,253	16,620,758	14,793,349	4,472,337	4,318,705
Net income (loss)	2,382,010	570,757	(1,579,073)	532,249	821,020

Other comprehensive income (loss):
Unrealized gain on hedging activities	861,316	579,587	(356,182)	155,897	94,108
Comprehensive income (loss)	$3,243,326	$1,150,344	$(1,935,255)	$688,146	$915,128

See accompanying notes.

White Lodging Portfolio

Combined Statements of Owners’ Equity in Hotels

Balance at January 1, 2010	$1,134,067
Net loss	(1,579,073)
Contributions from owners	16,523,405
Unrealized loss on hedging activities	(356,182)
Balance at December 31, 2010	15,722,217
Net income	570,757
Distributions to owners	(450,000)
Unrealized gain on hedging activities	579,587
Balance at December 31, 2011	16,422,561
Net income	2,382,010
Contributions from owners	3,000,000
Distributions to owners	(6,080,000)
Unrealized gain on hedging activities	861,316
Balance at December 31, 2012	$16,585,887

See accompanying notes.

White Lodging Portfolio

Combined Statements of Cash Flows

	Year Ended December 31			Three Months Ended March 31
	2012	2011	2010	2013	2012
				(Unaudited)
Operating activities
Net income (loss)	$2,382,010	$570,757	$(1,579,073)	$532,249	$821,020
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,775,919	4,737,031	4,391,910	1,194,913	1,185,884
Amortization	404,841	271,459	246,232	105,997	89,138
Changes in operating assets and liabilities:
Escrow — tax and insurance	(461,560)	(1,111,987)	(334,277)	(672,505)	(120,917)
Accounts receivable	2,416	(100,186)	(85,825)	(117,766)	(328,094)
Prepaid expenses	(10,675)	(8,193)	(45,319)	23,709	40,857
Inventory	(209)	(4,372)	(53,286)	3,608	332
Accounts payable	(11,976)	(5,580)	(213,435)	27,795	191,349
Accrued payroll and payroll taxes	42,055	42,461	169,430	(16,862)	(27,647)
Accrued property taxes	(400,451)	142,238	768,707	352,905	178,509
Due to affiliated company	(47,778)	(99,770)	332,739	50,723	(31,353)
Other accrued expenses	(236,227)	331,920	263,828	586,932	191,079
Net cash provided by operating activities	6,438,365	4,765,778	3,861,631	2,071,698	2,190,157

Investing activities
Capital expenditures for property and equipment	(228,601)	(155,707)	(11,081,022)	(21,919)	(39,037)
Restricted cash — escrow	(970,165)	(624,292)	(540,757)	96,225	(91,588)
Deposits	6,575	(2,533)	337,984	(7,819)	4,714
Net cash (used in) provided by investing activities	(1,192,191)	(782,532)	(11,283,795)	66,487	(125,911)

Financing activities
Restricted cash — sinking fund	(126,000)	(147,000)	(105,000)	441,000	(31,500)
Proceeds from issuance of debt	—	295,234	14,180,780	—	—
Principal payments on debt	(4,633,947)	(3,037,912)	(1,025,270)	(508,527)	(3,430,560)
Distributions to owners	(6,080,000)	(450,000)	—	—	—
Contributions from owners	3,000,000	—	—	—	3,000,000
Other	(266,640)	(41,922)	(4,911)	—	(240,062)
Due to affiliated company	—	—	(1,658,147)	—	—
Net cash (used in) provided by financing activities	(8,106,587)	(3,381,600)	11,387,452	(67,527)	(702,122)

Net change in cash and cash equivalents	(2,860,413)	601,646	3,965,288	2,070,658	1,362,124
Cash, beginning of period	6,709,081	6,107,435	2,142,147	3,848,668	6,709,081
Cash, end of period	$3,848,668	$6,709,081	$6,107,435	$5,919,326	$8,071,205

Supplemental cash flow information
Cash paid for interest	$3,740,660	$3,571,022	$3,069,684	$904,722	$900,976

See accompanying notes.

White Lodging Portfolio

Notes to Combined Financial Statements

1. Description of Business and Basis of Presentation

The combined financial statements presented herein are for four hotels (the Portfolio) owned by Louisville Jefferson Partners, L.L.C. and Incourtspring, L.L.C. (collectively, the Owners) located in Louisville, Kentucky, and Indianapolis, Indiana. The hotels include (i) a 135-room Fairfield Inn and Suites hotel located in Louisville, (ii) a 198-room SpringHill Suites hotel located in Louisville, (iii) a 156-room SpringHill Suites hotel located in Indianapolis, and (iv) a 297-room Courtyard by Marriott hotel located in Indianapolis.

These combined financial statements present the combined balance sheets, statements of operations, statements of owners’ equity in hotels, and statements of cash flows of the White Lodging Portfolio, not a legal entity.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and the accompanying notes. Actual results could differ from those estimates and assumptions. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Intercompany accounts and transactions have been eliminated in combination.

Cash

Cash includes cash held in depository bank accounts.

Restricted Cash

Restricted cash consists of funds placed in escrow with mortgage lenders to pay property taxes and capital expenditures.

White Lodging Portfolio

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

The Owners maintain their cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Portfolio has not experienced any losses in such accounts.

Investment in Hotel Properties

Investments in hotel properties and related assets are recorded at cost, less accumulated depreciation. The Portfolio capitalizes the costs of significant additions and improvements that materially extend a property’s life. These costs may include hotel refurbishment, renovation, and remodeling expenditures. All costs of repairs and maintenance are expensed as incurred.

Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows:

Classification	Estimated Useful Lives

Buildings and improvements	39
Land improvements	16
Furnishings and equipment	3–8

When depreciable property and equipment are retired or disposed of, the related costs and accumulated depreciation are removed from the combined balance sheets and any gain or loss is reflected in current operations.

Impairment of Investment in Hotel Properties

If events or circumstances indicate that the carrying value of a hotel property to be held and used may be impaired, a recoverability analysis is performed based on estimated undiscounted future cash flows to be generated from the property. If the analysis indicates that the carrying value is not recoverable from future cash flows, the excess of the net book value over the estimated fair value is charged to earnings.

White Lodging Portfolio

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

No provision or liability for income taxes or income tax positions has been made in the accompanying combined financial statements since the combined financial statements do not contemplate the type of legal or tax entity that holds the Portfolio.

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and promotion expenses in the accompanying statements of operations.

Revenue Recognition

Revenues are recognized when rooms are occupied and the services are provided. Revenues consist of mainly room sales and food and beverage sales. Additionally, the Portfolio collects sales, use, occupancy, and similar taxes, which are presented on a net basis in the accompanying combined statements of operations.

Accounts Receivable

Accounts receivable, which primarily represent amounts due from hotel guests, are recorded at management’s estimate of the amounts that will be ultimately collected. The Portfolio provides for an allowance for doubtful accounts, which is based on specific identification and management’s historical experience.

Due to Affiliated Company

Due to affiliates represents the amounts payable to an affiliate of the Portfolio for services rendered related to advertising, promotion, sales, reservations, management fees, centralized services, loyalty program, insurance, various benefit plans, purchasing, and other charges.

Inventory

Inventory, consisting primarily of food and beverage items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

White Lodging Portfolio

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Deferred Loan Cost, Net

Certain loan costs are deferred and amortized to interest expense using the straight-line method, which approximates the amount to be amortized using the effective interest method. At the time of any repurchases or retirements of debt, a proportionate amount of net deferred loan costs is written off. The Portfolio recognized amortization of deferred loan costs totaling $394,022, $260,641, and $236,168 for the years ended December 31, 2012, 2011, and 2010, respectively; and $103,292 and $86,433, respectively, for the three months March 31, 2013 and 2012 (unaudited).

Fair Value of Financial Instruments

Financial assets and liabilities with carrying amounts approximating fair value include cash, accounts receivable, other receivables, inventory, prepaid expenses and deposits, accounts payable, and accrued expenses. The carrying amounts of these financial assets and liabilities approximate fair value because of their short maturities. The carrying amounts of the Portfolio’s debt and other long-term liabilities approximate their fair values. The fair value of debt was based upon management’s best estimate of interest rates that would be available for similar debt obligations as of December 31, 2012 and 2011. Derivative liabilities are marked to fair value at each reporting period with the change recognized as other comprehensive income and reclassified to interest expense when settled.

The accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standard establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include Level 1, defined as observable inputs, such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

White Lodging Portfolio

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The following table presents information about the Portfolio’s assets and liabilities measured at fair value by input level on a recurring basis:

	Fair Value Measurements at Reporting Date Using
	Level 1	Level 2	Level 3	December 31 2012
Liabilities
Derivative contracts	$—	$474,824	$—	$474,824
Total liabilities	$—	$474,824	$—	$474,824

	Fair Value Measurements at Reporting Date Using
	Level 1	Level 2	Level 3	December 31 2011
Liabilities
Derivative contracts	$—	$1,336,140	$—	$1,336,140
Total liabilities	$—	$1,336,140	$—	$1,336,140

There were not any transfers in or out of Level 1 or Level 2 during the year ended December 31, 2012. The Portfolio did not have any items that were measured at fair value on a nonrecurring basis at December 31, 2012 or 2011. At March 31, 2013 and 2012, the Portfolio had derivative contracts (Level 2) of $318,927 and $1,242,032 (unaudited), respectively.

3. Franchise Agreements

Upon opening of the hotels, the Owners entered into franchise agreements with Marriott International, Inc. The agreements are for a 20-year period from the opening date of the each hotel, with the exception of Fairfield Inn and Suites in Louisville, which has a 30-year period. Franchise fees are computed at 4.0%, 4.5%, and 5.0% of the gross room revenues for Fairfield Inn and Suites, SpringHill Suites, and Courtyard, respectively, as defined in the agreement. Franchise fees for the years ended December 31, 2012, 2011, and 2010, were $907,280, $706,152, and $380,406, respectively; and were $225,335 and $159,217 for the three months ended March 31, 2013 and 2012, respectively (unaudited).

White Lodging Portfolio

Notes to Combined Financial Statements (continued)

4. Mortgages Payable

The Owners had the following mortgages payable at December 31:

	2012	2011

Construction loan dated February 17, 2009, with a total commitment amount of $52,200,000 with interest-only payments at 30-day LIBOR plus 3.25% until February 17, 2012. In February 2012, the loan terms were modified and the loan was converted into a term loan in the original amount of $44,208,299. Monthly principal payments of $54,185 plus interest at 30-day LIBOR plus 3.50% will be due until February 17, 2014, at which time a balloon payment of approximately $42,908,000 will be due. The loan is secured by property, furniture, fixtures, and equipment and guaranteed by one of the Owners.	$43,612,264	$44,208,299

Term loan effective July 11, 2006, in the original amount of $7,777,421 with interest-only payments at 73.12% of 30-day LIBOR plus 2.83% (2.99% and 3.03% at December 31, 2012 and 2011, respectively), until July 11, 2013, at which time the principal of $7,777,421 is due. The loan is secured by property, furniture, fixtures, and equipment. In addition, the loan is guaranteed by related parties of the Owners.	7,777,421	7,777,421

Term loan effective July 11, 2006, in the original amount of $2,858,553 with interest-only payments at 73.12% of 30-day LIBOR plus 2.83% (2.99% and 3.03% at December 31, 2012 and 2011, respectively) until July 11, 2045, at which time the principal of $2,858,553 is due. The lender can call and cancel the note on July 11, 2013, or thereafter in exchange for a call payment by the Portfolio. The loan is secured by property, furniture, fixtures, and equipment. In addition, the loan is guaranteed by related parties of the Owners.	2,858,553	2,858,553

White Lodging Portfolio

Notes to Combined Financial Statements (continued)

4. Mortgages Payable (continued)

	2012	2011

Construction loan dated May 30, 2007, in the original amount of $25,947,809 with monthly principal payments of $86,493 plus interest at 30-day LIBOR plus a range of 3.50% to 4.00% depending on the hotel’s operating performance (3.71% and 4.02% at December 31, 2012 and 2011, respectively) due until July 11, 2013, at which time a balloon payment of approximately $19,623,000 is due. The loan agreement requires the hotels to maintain a minimum debt service coverage ratio. At December 31, 2012, the hotels were in compliance with this covenant. The term loan is secured by property, furniture, fixtures, and equipment. In addition, the term loan is guaranteed by related parties of the Owners.

	$20,228,622	$21,266,534

Promissory note effective March 4, 2008, in the original amount of $3,000,000 with interest-only payments at a fixed rate of 1.50% until January 20, 2012, at which time the principal of $3,000,000 is due. In January 2012, the loan was paid in full.	—	3,000,000

Total	$74,476,860	$79,110,807

At December 31, 2012, the aggregate maturities for mortgages payable are as follows:

Year ending December 31:
2013	$31,514,816
2014	42,962,044
$74,476,860

5. Financial Derivatives

As a result of financing activities, the Portfolio is exposed to changes in interest rates, which may adversely affect its results of operations and financial condition. To minimize this risk, the Portfolio has entered into certain interest rate swap agreements that are set to expire on July 1, 2013. Under the agreements, a variable rate of interest of LIBOR on $7,777,421 and $18,000,000 of debt was exchanged for a fixed interest rate of 5.25% and 3.58%, respectively. The variable LIBOR was .21% and .30% at December 31, 2012 and 2011, respectively. The notional amount of $18,000,000 is amortized monthly based upon the agreement.

White Lodging Portfolio

Notes to Combined Financial Statements (continued)

5. Financial Derivatives (continued)

The Portfolio accounts for these derivative instruments as cash flow hedges and considers them to be highly effective. Any ineffective amounts are considered not to be significant. The derivative instruments are recorded at their fair value with any unrealized gains or losses recognized as other comprehensive income.

6. Other Comprehensive Income

The activity relating to hedging transactions included in other comprehensive income is as follows for December 31:

	2012	2011	2010

Net settlements on the interest rate swap reclassified from other comprehensive income to interest expense	$959,400	$970,900	$972,563
Changes in fair value of the interest rate swap	(98,084)	(391,313)	(1,328,745)
Unrealized gain (loss) on hedging activities	$861,316	$579,587	$(356,182)

The amount expected to be reclassified from other comprehensive income to interest expense in 2013 is approximately $475,000. For the three months ended March 31, 2013 and 2012, the unrealized gain on hedging activities were $155,897 and $94,108, respectively (unaudited).

7. Related-Party Transactions

The Owners have management agreements with White Lodging Services Corporation, an entity related through common ownership. The agreements have two 10-year renewal options and expire on December 31, 2026, for Louisville Jefferson Partners, L.L.C. and December 31, 2030, for Incourtspring, L.L.C. The agreements provide for base and incentive management fees. Base management fees are calculated at 3.5% of gross revenue, as defined, and incentive management fees are based upon achieving certain performance levels, as defined. Base management fees for the years ended December 31 2012, 2011, and 2010, were $897,524, $766,836, and $591,662, respectively. Base management fees for the three months ended March 31, 2013 and 2012, were $221,805 and $219,066 (unaudited), respectively. There were no incentive management fees incurred for the years ended December 31, 2012, 2011, or 2010.

White Lodging Portfolio

Notes to Combined Financial Statements (continued)

7. Related-Party Transactions (continued)

Under the terms of the management agreements, the Owners are required to deposit into a furniture, fixtures, and equipment reserve a percentage of the gross revenues. The percentage through December 31, 2011, was 2%; 3% in 2012, 4% in 2013; and 5% thereafter for Incourtspring, L.L.C and through December 31, 2011, was 4% and 5% thereafter for Louisville Jefferson Partners, L.L.C.

8. Commitments and Contingencies

The nature of the Portfolio’s operations exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material effect on the combined financial position, results of operations, or cash flows of the Portfolio.

9. Subsequent Events

Management has evaluated subsequent events through May 10, 2013, the date the accompanying combined financial statements were available to be issued. On May 6, 2013, the Owners entered into a definitive purchase and sale agreement to sell the White Lodging Portfolio to Summit Hotel Properties, Inc. through its operating partnership, Summit Hotel O.P. L.P., for an aggregate purchase price of $153 million, subject to closing prorations and adjustments.